SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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BIOCRYST PHARMACEUTICALS, INC.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
 MAY 11, 2005

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 11, 2005 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect three (3) directors to serve for a term of three years and until a successor is duly elected and shall be qualified; and
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 16, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof.  The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 is enclosed, but is not filed or part of the proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 7, 2005

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY.  A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING.  A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT.  IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 11, 2005 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The matters to be considered at the Meeting are (i) the election of three directors, each person to serve a three-year term and until such person’s successor is elected and qualified; and (ii) any other business that may properly come before the meeting.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting.  Attendance at the Meeting by itself will not revoke a proxy.  All valid, unrevoked proxies will be voted as directed.  In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company, and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 16, 2005 (the “Stockholders”) will be entitled to notice of and to vote at the Meeting.   At March 16, 2005, there were 26,147,393 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote.  There is no cumulative voting in the election of directors.  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting.  Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter.  In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors at the Meeting.

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to elect the nominees for directors named in the Proxy Statement.  Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, internet, telegraph or letter.  The Company will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.  This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 7, 2005.

1. ELECTION OF DIRECTORS

The Board has by resolution established the current number of directors of the Company at nine (9). It is proposed to elect three (3) directors to serve until the annual meeting of stockholders in 2008, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons.  It is intended that shares represented by the Board’s proxies will be voted FOR the election of the three persons listed for terms expiring in 2008:

Name	Age	Position(s) with the Company	Served as Director Since

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2008

William W. Featheringill	62	Director	1995
Joseph H. Sherrill, Jr.	64	Director	1995
William M. Spencer, III	84	Director	1986

The following persons shall continue to serve as Directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2006

J. Claude Bennett, M. D.	71	President, Chief Operating Officer, Medical
		Director and Director	1997
Zola P. Horovitz, Ph.D.	70	Director	1994
Randolph C. Steer, M.D., Ph.D.	55	Director	1993

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2007

Charles E. Bugg, Ph.D.	63	Chairman, Chief Executive Officer and Director	1993
Carl L. Gordon, CFA, Ph.D.	40	Director	2004
John L. Higgins	35	Director	2004

William W. Featheringill was elected a Director in May 1995. Mr. Featheringill has been, since June 1995, Chairman of the Board of Electronic Healthcare Systems, a software company, and since 1973, President, Chief Executive Officer and director of Private Capital Corporation, a venture capital company. Mr. Featheringill was Chairman and Chief Executive Officer of MACESS Corporation, which designs and installs paperless data management systems for the managed care industry, from 1988 to November 1995. MACESS Corporation merged with Sungard Data Systems in late 1995. From 1985 to December 1994, Mr. Featheringill was the developer, Chairman and President of Complete Health Services, Inc., a health maintenance organization which grew, under his direction, to become one of the largest HMOs in the southeastern United States. Complete Health Services, Inc. was acquired by United HealthCare Corporation in June 1994.

Joseph H. Sherrill, Jr., was elected a Director in May 1995. Mr. Sherrill served as President of R. J. Reynolds (“RJR”) Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR include Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos de Brazil, and President and General Manager of R.J. Reynolds Puerto Rico.

William M. Spencer, III, has been a Director of the Company since its inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. Mr. Spencer is a Founder of the Company, and served as Chairman of the Board of the Company from its founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses and has served on the Board of Directors of numerous public and private corporations.

J. Claude Bennett, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Since 2001, Dr. Bennett has also served as the Medical Director. Prior to joining the Company, Dr. Bennett was President of The University of Alabama at Birmingham (“UAB”) from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on the Company’s Scientific Advisory Board from 1989-96.  He is a former co-editor of the Cecil Textbook of Medicine and former President of the Association of American Physicians.  He is the immediate past chair of the Scientific Advisory Committee of the Massachusetts General Hospital, a member of the Scientific Advisory Boards of Zycogen, LLC and Aptamera, Inc., and continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

Zola P. Horovitz, Ph.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves on the Boards of Directors of Avigen, Inc., Genaera Pharmaceuticals, Inc., Palatin Technologies, Inc., DOV Pharmaceuticals, GenVec, Inc., NitroMed, Inc. and Immunicon Corporation.

Randolph C. Steer, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Board of Directors of Techne Corporation and several privately held companies.

Charles E. Bugg, Ph.D., was named Chairman of the Board, Chief Executive Officer and Director in November 1993 and President in January 1995.  He relinquished the position of President in December 1996 when Dr. J. Claude Bennett joined the Company in that position.  Prior to joining the Company, Dr. Bugg had been a member of the faculty of the University of Alabama at Birmingham (“UAB”) since 1968, having served as Professor of Biochemistry, Director of the Center for Macromolecular Crystallography, and Associate Director of the Comprehensive Cancer Center.   He was a founder of BioCryst and served as the Company’s first Chief Executive Officer from 1987-1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of the Company’s Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

Carl L. Gordon, CFA, Ph.D., was appointed a Director in March 2004 in accordance with the Stock Purchase Agreement between BioCryst and OrbiMed Advisors LLC (“OrbiMed”) dated February 17, 2004 and was elected a Director in May 2004.  Dr. Gordon is a founding General Partner of OrbiMed, an asset management firm focused on the global healthcare industry, and has served in such capacity since 1998.  Dr. Gordon was previously a senior biotechnology analyst at Mehta and Isaly, the predecessor firm to OrbiMed, from 1995-1997.  Dr. Gordon received a Bachelor’s degree from Harvard College, a Ph.D. in molecular biology from the Massachusetts Institute of Technology, and was a Fellow at the Rockefeller University.

John L. Higgins was elected a Director in May 2004. Mr. Higgins joined Connetics Corporation (“Connetics”) as Chief Financial Officer in 1997, and has served as Executive Vice President, Finance and Administration and Corporate Development since January 2002. He served as Executive Vice President, Finance and Administration, from January 2000 to December 2001, and as Vice President, Finance and Administration from September 1997 through December 1999. Before joining Connetics, he was a member of the executive management team at BioCryst. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. He currently serves as a director of a private company. He received his A.B. from Colgate University.

There are no family relationships among any of the directors or executive officers of the Company.

Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

The Company is governed by a Board of Directors, which currently consists of nine directors as determined by resolution of the Board in accordance with The Certificate of Incorporation. The Board has determined that seven of the nine current members (Messrs. Featheringill, Sherrill, Spencer, Horovitz, Steer, Gordon and Higgins) are independent as defined by the National Association of Securities Dealers, Inc. (“NASD”) in its Rule 4200. The Board annually appoints a lead director to preside over any executive session of the non-management directors. During 2004, there were two executive sessions held by the independent board members.  The Board has established the Audit, Compensation, and Corporate Governance and Nominating committees to assist in the oversight of the Company. The Board has adopted charters for each of these committees, which are posted on the Company’s website at www.biocryst.com.  We also make available at our website our code of business conduct, which applies to all employees of the Company as well as the members of our Board of Directors. Printed copies of these charters or our code of business conduct may be obtained, without charge, by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

Committees of the Board

Audit Committee

The Company has an Audit Committee, consisting of Messrs. Higgins, Sherrill and Gordon, which is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Board has adopted an Amended and Restated Audit Committee Charter that meets all the applicable rules of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”). The Audit Committee Charter can be found on the Company’s website at www.biocryst.com.  The Audit Committee members are “independent” directors as defined by the NASD in its Rule 4200 and meet Nasdaq’s financial literacy requirements for audit committee members.  The Board has determined that Mr. Higgins qualifies as the “audit committee financial expert,” as such term is defined in Item 401(h)(2) of Regulation S-K under the federal securities laws. The Audit Committee met eight times during 2004.

Compensation Committee

The Company also has a Compensation Committee consisting of Messrs. Horovitz, Steer and Higgins. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under the Company’s Stock Option Plan. The Board has adopted a Compensation Committee Charter that meets all the applicable rules of the Nasdaq and the SEC. The Charter can be found on the Company’s website at www.biocryst.com. The Compensation Committee members are “independent” directors as defined by NASD Rule 4200.  The Compensation Committee held two meetings during 2004.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee comprised of all independent directors, as defined by NASD Rule 4200, with terms not expiring in the current year. The current members of the committee are Messrs. Horovitz, Steer, Gordon and Higgins. The Corporate Governance and Nominating Committee nominates persons for election or re-election as directors and provides oversight of the corporate governance affairs and policies of the Board of Directors and the Company. The Board has adopted a Corporate Governance and Nominating Committee Charter that meets all the applicable rules of the Nasdaq and the SEC.  The Charter can be found on the Company’s website at www.biocryst.com.  The Corporate Governance and Nominating Committee held one meeting during 2004.

Selection of Board Nominees

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders.  The Committee has established a procedure for submission of nominees by stockholders and will consider nominees recommended in writing, including biographical information and personal references.  All submissions by shareholders should be sent directly to the Chairman of the Board, Dr. Charles E. Bugg, at 2190 Parkway Lake Drive, Birmingham, Alabama, 35244.  Suggestions of candidates for election at the 2006 Annual Meeting must be received by the Chairman by November 1, 2005. The Chairman will provide copies of all submissions to the Committee for their consideration.

Once the Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or to others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the Company’s director selection criteria, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;  and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Stockholder Communications

Stockholders interested in communicating directly with the Board, or specified individual directors, may do so by writing the Secretary of the Company, Michael A. Darwin, 2190 Parkway Lake Drive, Birmingham, Alabama, 35244.  The Secretary of the Company will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.   Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence.  Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During 2004, the Board held eleven (11) meetings.  Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he is a member.  The Company encourages all members of the Board to attend the Annual Meeting of Stockholders. Five members of the Board of Directors were in attendance at the 2004 Annual Meeting of Stockholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as a director.  Non-employee directors receive a separate fee for attending Board meetings, and are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. The fee is $500 per Board meeting attended by teleconference and $1,000 per meeting attended in person. There is an additional fee of $200 per committee meeting attended and the Chairpersons of the Audit and Compensation Committees are paid an annual fee of $2,000 and $1,000, respectively. Individuals when they first become non-employee Board members, at the time of commencement of Board service or upon ceasing to be an employee of the Company, receive a grant of options to purchase 10,000 shares (pro-rated for the number of months from commencement of service to the Annual Meeting) pursuant to the automatic option grant program under the Company’s 1991 Stock Option Plan, as amended.  After the Annual Meeting each non-employee director receives an automatic grant of options to purchase 10,000 shares, which vest 1/12th per month pursuant to the terms of the amended 1991 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Drs. Horovitz and Steer and Mr. Higgins. There are no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid by the Company during the 2004, 2003, and 2002 fiscal years to the Company’s Chief Executive Officer and each of the Company’s other executive officers serving in such capacities at the end of the 2004 fiscal year whose annual salary and bonus for the 2004 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation Awards-Securities Underlying Options

		Salary	Bonus		Other Annual Compensation (1)

Charles E. Bugg, Ph.D.	2004	$400,008	0		$426,300	(2)	52,613
Chairman and	2003	300,000	$484,500	(3)	11,584		38,457
Chief Executive Officer	2002	359,922	0		10,251		30,444
J. Claude Bennett, M.D.	2004	304,512	0		11,834		40,053
President, Chief Operating	2003	228,384	0		12,781		29,276
Officer and Medical Director	2002	274,507	0		11,166		23,182
Michael A. Darwin	2004	168,972	0		49,273	(4)	20,716
Chief Financial Officer, Treasurer	2003	142,710	0		6,990		14,743
and Secretary	2002	89,168	0		240		14,209

(1)	Except as separately noted, represents the Company contribution to the 401(k) Plan and Group Term Life Insurance provided by the Company.
(2)

Includes compensation of $414,466 related to the exercise of stock options during April 2004. Dr. Bugg exercised options on 100,000 shares that were expiring in 2004 and sold 85,000 of the shares acquired, which resulted in taxable income.

(3)

On October 24, 2003, our compensation committee voted to pay Dr. Charles E. Bugg, our Chairman and Chief Executive Officer, $484,500 as consideration for the cancellation of options held by Dr. Bugg to purchase 170,000 shares of our common stock. The expiration date of the options was November 18, 2003, and the exercise price of the options was $6.00 per share. The closing price of our stock was $8.85 on October 24, 2003.

(4)	Includes compensation of $40,584 related to the exercise of stock options during March 2004.

Option Grants in 2004

The following table shows, with respect to the Company’s Named Executive Officers, certain information with respect to option grants in 2004. All of the grants were made under the Company’s 1991 Stock Option Plan. BioCryst has not granted any stock appreciation rights.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

					5%	10%

Charles E. Bugg, Ph.D.	52,613	10.57	$8.83	05/12/2014	$292,167	$740,409
J. Claude Bennett, M.D.	40,053	8.05	8.83	05/12/2014	222,420	563,656
Michael A. Darwin	20,716	4.16	8.83	05/12/2014	115,039	291,531

(1)

Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market price of the Common Stock.

Aggregate Option Exercises in 2004 and Year-end Option Values

The following table shows, with respect to the Company’s Named Executive Officers, the number and value of (1) shares from options exercised during 2004; and (2) unexercised options held by the Named Executive Officers as of December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options		Values of Securities Underlying Unexercised Options (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Bugg, Ph.D.	100,000	$487,607	515,666	95,848	$215,445	$180,038
J. Claude Bennett, M.D.	0	0	327,922	75,383	176,448	141,207
Michael A. Darwin	5,650	40,584	24,613	36,205	48,707	71,239

(1)

The value realized equals the difference between the option exercise price and the fair market value of BioCryst’s common stock at the time of exercise multiplied by the number of shares for which the option was exercised. For Dr. Bugg, the value realized does not match the compensation in the Summary Compensation Table on page 6 because only 85,000 of the 100,000 shares acquired upon exercise were actually sold.

(2)	Amounts reflect the net values of outstanding stock options computed as the difference between $5.78 per share (the fair market value at December 31, 2004) and the exercise price therefor.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2004, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,099,344	$7.88	1,187,072	(1)
Equity compensation plans not approved by stockholders	None	N/A	None

(1)

This number includes 1,035,771 shares of common stock reserved for future issuance under the 1991 Stock Option Plan, as amended, and 151,301 shares of common stock reserved for future issuance under the Employee Stock Purchase Plan, as amended.

Certain Relationships and Related Transactions

During 2004, there were no relationships or related transactions requiring disclosure between the Company and any of its directors, executive officers or five percent stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Report or the performance graph by reference in such filings.

General

The Compensation Committee is composed exclusively of non-employee, independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of senior management, including the executive officers listed in the Summary Compensation Table appearing on page 6 (the “named executives”), and determines and administers their compensation. In the case of the Chief Executive Officer, the compensation determination made by the Committee is also subject to approval by the entire Board. The Committee also oversees the administration of the Employee Stock Option Plan of the Company.

The Committee’s philosophy is to provide a compensation package that attracts and retains executive talent. The Company’s compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants.  Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, which are available to all full-time employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. Historically, the Compensation Committee has periodically used compensation consultants to perform a thorough review of the Company’s executive compensation program. These consultants compare the Company’s compensation plans, including cash compensation and stock option grants, to those of a similar peer group of publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee uses the results from these reviews plus the current information from the Biotechnology Compensation Survey Report prepared by Radford Associates and the BioWorld Executive Compensation Report as factors in determining the appropriateness of executive compensation levels.  The Compensation Committee is responsible for determining when to use consultants and for obtaining all reports prepared by such consultants for their use in determining the appropriate level of compensation for the Company’s employees. There were no consultants hired by the Compensation Committee during 2004.

The Company believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options.  The Company also believes that the grant of stock options should be reflective of the Company’s success in meeting objectives established for the Company by the Board and each individual officer’s ability to contribute toward meeting such objectives.  The stock options awarded to the Company’s executive officers in 2004 were based on a subjective evaluation by the Compensation Committee of the past performance of the officers and the desire to retain and adequately compensate them to achieve the Company’s objectives for 2005, including, without limitation, making progress with respect to its clinical and basic research projects, each individual officer’s contribution to the Company’s achievements of its objectives and the Compensation Committee’s subjective determination of the appropriate level of stock options for persons holding the officer’s position with the Company.  No specific relative weight was assigned to any of the factors considered.

On August 5, 2002, at the request of Drs. Bugg and Bennett, the Compensation Committee and Board of Directors approved a reduction in salary of 25% for both Dr. Charles E. Bugg, Chairman and Chief Executive Officer, and Dr. J. Claude Bennett, President, Chief Operating Officer and Medical Director, effective August 1, 2002.  On December 8, 2003, the Compensation Committee and Board of Directors restored their salaries to the full amount in effect prior to August 1, 2002. This change became effective on January 1, 2004. In the event of any change of control of the Company, the cumulative salary reduction totaling $249,509, combined, would become due and payable to them.

Chief Executive Officer

Charles E. Bugg, Ph.D., entered into a three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002. Under the terms of that agreement, Dr. Bugg served as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg was to receive minimum annual compensation of $355,465. Effective August 1, 2002, his compensation was reduced by 25%, at his request, following the termination of a Phase III program and the subsequent streamlining of operations for the Company. Dr. Bugg chose not to renew his employment contract for 2003.  Dr. Bugg was not given a bonus for 2003, but on October 24, 2003, the Compensation Committee voted to pay Dr. Bugg $484,500 as consideration for the cancellation of options held by Dr. Bugg to purchase 170,000 shares of our common stock. The expiration date of the options was November 18, 2003, and the exercise price of the options was $6.00 per share and the closing price on October 24, 2003 was $8.85 per share. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities.

In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted for 2004, the Compensation Committee relied solely on a subjective evaluation of the Company’s progress with respect to its research projects and Dr. Bugg’s contribution toward these results.  No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered.  The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 2004.  Such review in 2004 resulted in the Compensation Committee granting Dr. Bugg options to purchase 52,613 shares of Common Stock at $8.83 per share, the fair market value on the date of such grant.

Effective on March 17, 2004, the Compensation Committee entered into a new employment agreement with Dr. Bugg (the “Bugg Agreement”) through March 17, 2007 with a minimum annual compensation of $400,000, and other terms substantially similar to the previous employment agreement with him.  Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. For 2004, 2003, and 2002 the Committee granted Dr. Bugg options to purchase 52,613, 38,457, and 30,444 shares of Common Stock, respectively.

Section 162(m)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Code.  Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.

This report is submitted by the Compensation Committee, consisting of Zola P. Horovitz, Ph.D. (Chairman), Randolph C. Steer, M.D., Ph.D., and John L. Higgins.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Report by reference in such filings.

The Audit Committee is composed of three independent directors, and is responsible for overseeing the Company’s financial accounting, reporting and controls on behalf of the Board of Directors.  The Audit Committee operates under a written charter which can be found on the Company’s website at www.biocryst.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed with management the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU §380), Communication with Audit Committees, as amended.  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent accountants their independence.  The Committee also considered the compatibility of non-audit services with the registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.  The Committee and the Board approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2004 and we anticipate that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2005.

This report is submitted by the Audit Committee, consisting of John L. Higgins (Chairman), Carl L. Gordon, CFA, Ph.D., and Joseph H. Sherrill, Jr.

Audit Fees

Set forth below is information relating to the aggregate fees paid to Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2004 and 2003, respectively.

	2004	2003

(1) Audit Fees	$197,500	$77,500
(2) Audit-related fees (a)	0	2,500
(3) Tax fees	0	0
(4) All other fees	0	0

(a)	For 2003, these fees were related to Sarbanes-Oxley consultation.

The Audit Committee has considered whether the provision of the services covered by “All Other Fees” is compatible with maintaining the independent registered public accounting firm’s independence and determined that such provision of services is so compatible.  It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to the Company by its independent registered public accounting firm, other than such non-audit services as are prohibited by law to be performed by the independent registered public accounting firm and other than as provided in the de minimus exception set forth in applicable provisions of the federal securities laws.  The Committee may delegate to one or more designated members of the Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Committee at each of its scheduled meetings.

	Beginning Investment 12/31/99	Investment at 12/31/00	Investment at 12/31/01	Investment at 12/31/02	Investment at 12/31/03	Investment at 12/31/04

BioCryst Pharmaceuticals, Inc.	$100.00	$22.46	$13.42	$3.25	$23.22	$19.59
The Nasdaq Stock Market	100.00	60.31	47.84	33.07	49.45	53.81
Nasdaq Pharmaceutical Stocks	100.00	124.73	106.31	68.69	100.69	107.24

The Performance Graph for BioCryst measures the change in a $100 investment in the Company’s common stock based on a price of $29.50 on December 31, 1999 and its year-end closing price thereafter. BioCryst’s relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 16, 2005 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class

William W. Featheringill	2,891,272	(2)	11.0%
100 Brookwood Place, #410
Birmingham, Alabama 35209
Great Point Partners, LLC	2,086,500	(3)	8.0
2 Pickwick Plaza, Suite 450
Greenwich, CT 06830
Samuel D. Isaly, OrbiMed Advisors, LLC	1,679,167	(4)	6.4
& OrbiMed Capital, LLC, including Carl L. Gordon, Director
767 Third Avenue
New York, NY 10017
Felix J. and Julian C. Baker	1,597,603	(3)	6.1
667 Madison Avenue
New York, NY 10021
T. Rowe Price Associates, Inc.	1,363,700	(5)	5.2
100 E. Pratt Street
Baltimore, MD 21202
Charles E. Bugg, Ph.D.	666,487	(6)	2.5
William M. Spencer, III	616,859	(7)	2.4
Joseph H. Sherrill, Jr.	594,500	(8)	2.3
J. Claude Bennett, M.D.	365,112	(9)	1.4
Randolph C. Steer, M.D., Ph.D.	94,200	(10)		*
Zola P. Horovitz, Ph.D.	76,750	(10)		*
Michael A. Darwin	33,994	(10)		*
John L. Higgins	10,000	(10)		*
All executive officers and directors as a group (10 persons)	7,028,341	(11)	25.6

(*)	Less than one percent.

(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 16, 2005 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2)	Includes 941,200 shares held by a partnership of which he is a beneficial owner and 92,500 shares issuable upon exercise of stock options.

(3)	From Schedule 13G filed with the SEC on February 25, 2005.

(4)	From Schedule 13D filed with the SEC on February 26, 2004, and includes options granted related to Carl L. Gordon’s position on the Board with 12,500 shares issuable upon exercise of stock options.

(5)	From Schedule 13G/A filed with the SEC on February 9, 2005, as adjusted for participation in the Company’s offering completed February 22, 2005.

(6)	Includes 73,138 shares held by a partnership of which he is a beneficial owner, and 540,792 shares issuable upon exercise of stock options.

(7)	Includes 73,750 shares issuable upon exercise of stock options and 10,000 shares held by Mr. Spencer’s spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares held by his spouse.

(8)

Includes 92,500 shares issuable upon exercise of stock options, 10,000 shares which Mr. Sherrill holds jointly with his spouse, 1,000 shares held by Mr. Sherrill’s son and 10,000 shares held by Mr. Sherrill’s spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares held by his spouse and son.

(9)	Includes 345,643 shares issuable upon exercise of stock options.

(10)	Includes shares held and shares issuable upon exercise of stock options.

(11)	See Notes (1) through (10).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission.  Reporting Persons are required by the Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that during 2004 its Reporting Persons were in compliance with all applicable filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The principal independent registered public accounting firm used by the Company during the fiscal year ended December 31, 2004 was Ernst & Young LLP.  It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2005.  The Company anticipates that a representative of Ernst & Young LLP will attend the Meeting for the purpose of responding to appropriate questions.  At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company by December 12, 2005 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

A stockholder must notify the Company before February 25, 2006 of a proposal for the 2006 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material.  If the Company does not receive such notice prior to February 25, 2006, proxies solicited by the Board of the Company will confer discretionary authority upon the proxies for the Board of the Company to vote upon any such matter.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties.  If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the proxy statement may have been sent to multiple stockholders in your household.  You may have a separate copy of this document sent to you by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 2190 Parkway Lake Drive, Birmingham, Alabama 35244.  If you prefer to receive separate copies of the Company’s proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact the Company at the above address.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one without charge from Michael A. Darwin, the Chief Financial Officer and Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama April 7, 2005

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

BIOCRYST PHARMACEUTICALS, INC. 2190 PARKWAY LAKE DR. BIRMINGHAM, AL 35244

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BIOCRYST PHARMACEUTICALS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIOCR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOCRYST PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ALL NOMINEES FOR DIRECTOR

1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement of the Company relating to the 2005 Annual Meeting.)		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees:	01) William W. Featheringill	☐	☐	☐
02) Joseph H. Sherrill, Jr.
03) William M. Spencer, III

2.	In their discretion, upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BIOCRYST PHARMACEUTICALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 11, 2005
(This Proxy is Solicited by the Board of Directors)

The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Charles E. Bugg and Michael A. Darwin, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on May 11, 2005, at 3:00 P.M., Central Daylight Time, or any adjournment thereof.

(To Be Signed on Reverse Side)